                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT effective as of the 24th day of December, 1998, by and between WHEELING-PITTSBURGH STEEL CORPORATION ("WPSC"), a Delaware corporation with a principal place of business at 1134 Market Street, Wheeling, West Virginia, 26003, WHX CORPORATION ("WHX"), a Delaware corporation with a principal place of business at 110 East 59th Street, New York, New York, 10022 and WHEELING-PITTSBURGH CORPORATION ("WPC"), a Delaware corporation with a principal place of business at 1134 Market Street, Wheeling, West Virginia, 26003 (WPSC, WHX and WPC are collectively referred to as the "Company") and Paul
J. Mooney (the "Executive").

         WHEREAS, the Executive is employed by the Company pursuant to an Employment Agreement dated as of October 17, 1997 (the "Initial Employment Agreement") and the parties hereto each desire to amend and restate the Initial Employment Agreement upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto do agree as follows:

1.       EMPLOYMENT.
                  (a) The Company hereby employs the Executive, and the Executive hereby accepts such employment, as Executive Vice President and Chief Financial Officer of WPC and WPSC and Vice President of WHX, with his principal office being located in either Pittsburgh,


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



Pennsylvania, Wheeling, West Virginia or in a geographic area around the Pittsburgh, Pennsylvania area no farther in distance than Wheeling, West Virginia, upon the terms and subject to the conditions contained herein.

                  (b) Executive agrees that effective upon an Initial Public Offering (as hereinafter defined) or Sale Transaction (as hereinafter defined) of WPC, Executive will resign as an officer of WHX or, in the case of an Initial Public Offering or Sale Transaction of WPSC, as an officer of WPC also.

                  (c) WPSC, WPC and WHX represent and warrant to Executive that this Agreement has been duly and validly authorized and executed by and on behalf of each of them in accordance with their respective Certificate of Incorporation and By-Laws and that this Agreement constitutes the lawful and valid obligation of WPSC, WPC and WHX enforceable against each of WPSC, WPC and WHX in accordance with its terms.

2.       DUTIES.

                  (a) The Executive shall perform all duties of the positions referenced in paragraph 1 of this Agreement consistent with the powers and duties of such offices set forth in WPSC's, WPC's or WHX's, as appropriate, By-Laws, as well as any other duties, commensurate with the Executive's positions that are assigned by the Board of Directors of WPSC, WPC or WHX.

                  (b) Throughout his employment hereunder, Executive shall devote his full time, attention, knowledge and skills during reasonable business hours in furtherance of the business of the Company and will faithfully, diligently and to the best of his ability perform the duties described above and further the best interests of the Company or its subsidiaries. During


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
his employment, the Executive shall not engage, and shall not solicit any employees of the Company to engage, in any commercial activities which are in any way in competition with the activities of the Company or its subsidiaries, or which may in any way interfere with the performance of his duties or responsibilities to the Company.

                  (c) The Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions and restrictions as the Company, consistent with Executive's rights and duties under this Agreement, may from time to time establish and those imposed by law.

3. EXECUTIVE COVENANTS. In order to induce the Company to enter into this Agreement, the Executive hereby agrees as follows:

                  (a) Except when disclosure is in the interest of the Company or is compelled by law, or disclosure is consented to or directed by the Chairman or the Board of Directors (the "Board") of WPC, WHX or WPSC, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of the Executive's employment or thereafter, any of the business secrets or other confidential information regarding the Company or the Company's other subsidiaries which have not otherwise become public knowledge.

                  (b) All papers, books and records of every kind and description relating to the business and affairs of the Company, whether or not prepared by the Executive, shall be the sole and exclusive property of the Company, and the Executive shall surrender them to the Company at any time upon request by the Chairman or the Board of WPC, WHX or WPSC.

                  (c) During the term of Executive's employment hereunder, and for a period of three (3) years thereafter, the Executive shall not, without the prior written consent of the Board


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
of WHX (i) participate as a director, stockholder or partner, or have any direct or indirect financial interest as creditor, in any business which directly or indirectly competes, within the United States of America, with the Company or the Company's other subsidiaries which exist now or as of the date of the termination of this Agreement (the "Existing Subsidiaries"); provided, however, that nothing in this Agreement shall restrict the Executive from holding up to two (2%) percent of the outstanding capital stock or other securities of any publicly traded entity; (ii) solicit any customers of the Company or its Existing Subsidiaries on behalf of himself, or any other person, firm or company; or (iii) directly or indirectly, act in the capacity of an executive officer, employee or in any other capacity for any company or other entity which competes with WPSC in the carbon steel manufacturing industry and which has at least 5% of its annual dollar sales comprised of products which directly compete with the Company's or the Existing Subsidiaries' products; provided, however, that nothing in this paragraph 3(c) shall prevent the Executive from holding or maintaining any positions or interests held by him subsequent hereto with the consent of the Board of WHX (or the Board of WPC from and after the consummation of an Initial Public Offering or Sale Transaction of WPC or the Board of WPSC from and after the consummation of an Initial Public Offering or Sale Transaction by WPSC.

                  (d) The parties agree that the Executive's services are unique and that any breach or threatened breach of the provisions of this Section 3 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy. Accordingly, the Company shall, in addition to other remedies provided by law, be entitled to such equitable and injunctive relief as may be necessary to enforce the provisions of this Section 3 against the Executive or any other person or entity participating in such breach or threatened breach.


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
Nothing contained herein shall be construed as prohibiting the Company from pursuing any other and additional remedies available to it, at law or in equity, for such breach or threatened breach including any recovery of damages from the Executive or termination of his employment as provided in Paragraph 9(b).

4. BASE SALARY AND BONUSES. As full compensation for Executive's services hereunder and in exchange for his promises contained herein, the Company shall compensate the Executive in the following manner (subject to Paragraph 4(c)):

                  (a) BASE SALARY. The Company shall compensate Executive at the base salary rate of Two Hundred Seventy-Five Thousand United States Dollars ($275,000 U.S.) per annum, payable in equal installments on the same basis as other senior salaried officers of the Company. Such annual salary may be increased in the future by such amounts and at such times as the Board of WHX or the Compensation Committee thereof (or the Board or Compensation Committee of
(x) WPC from and after the consummation of an Initial Public Offering or Sale Transaction of WPC or (y) WPSC from and after the consummation of an Initial Public Offering or Sale Transaction of WPSC) shall deem appropriate in its sole discretion.

                  (b) BONUSES.

                      (i) SIGNING BONUS: The Executive has received $90,000 of a signing bonus of One Hundred Twenty Thousand United States Dollars ($120,000 U.S.) in accordance with the Initial Employment Agreement, the receipt of which is hereby acknowledged. The Executive shall be entitled to receive the balance thereof of $30,000 on October 17, 1999.


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



                      (ii) ANNUAL BONUSES: Beginning with the calendar year 1998 and in each year or portion thereof thereafter during the term of this Agreement, the Board of WHX or the Compensation Committee of WHX (or the Board or
                      Compensation Committee of (x) WPC from and after the consummation of the Initial Public Offering or Sale Transaction of WPC or (y) WPSC from and after the consummation of an Initial Public Offering or Sale Transaction of WPSC) shall grant the Executive a bonus in accordance with the terms of WPSC's Management Incentive Program.

                  (c) WITHHOLDINGS. The amounts set forth in subparagraphs (a) and (b) above shall be subject to appropriate payroll withholding and any similar deductions required by law.

                  (d) INITIAL PUBLIC OFFERING; SALE. During the term of this Agreement, upon (i) the consummation of an underwritten initial public offering under the Securities Act of 1933, as amended (an "Initial Public Offering," including for this purpose a "spin-off" that creates publicly traded securities) of WPC or WPSC (or any successor or assign of either entity) or (ii)(x) the, direct or indirect, sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets or capital stock of WPC or WPSC to any individual, corporation, partnership, trust or other entity or organization (a "Person") or group of Persons acting in concert as a partnership or other group (a "Group of Persons") other than a Person (an "Affiliate") controlling, controlled by or under common control with, any of WPC, WHX or WPSC, as the case may be, or (y) the merger, consolidation or other business combination of WPC or WPSC with or into another corporation with the effect that the shareholders of WPC or WPSC, as the case may be, immediately prior to the business combination hold 50% or less of


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
the combined voting power of the then outstanding securities of the surviving Person of such merger ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors ((ii)(x) or
(ii)(y) being a "Sale Transaction"), the Company shall pay to the Executive, within thirty (30) days after the date of the closing of the Initial Public Offering or Sale Transaction, the sum of (i) One Million Dollars ($1,000,000) (the "Payment") plus, if all or any portion of the Payment is subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Excise Tax"), an additional amount (the "Gross Up Amount"), so that the amount retained by the Executive (net of any Excise Tax on the Payment and the Gross Up Amount and any federal, state and local income tax on the Gross Up Amount (calculated using the highest marginal rates applicable to individuals)) shall be equal to the Payment and (ii) Eight Hundred Twenty-Five Thousand Dollars ($825,000) (the "Additional Payment"). In the event that during the term of this Agreement and prior to an Initial Public Offering or Sale Transaction a WHX Change of Control (as hereinafter defined) shall occur, the Company shall pay to the Executive, within thirty (30) days after the date of the WHX Change of Control, the Additional Payment. For purposes of this Agreement, WHX Change of Control means (i) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all (50% or more) of the assets of WHX to a Person or Group of Persons other than an Affiliate controlling, controlled by or under common control with, WHX, (ii) the merger, consolidation or other business combination of WHX with or into another corporation with the effect that the stockholders of WHX immediately prior to the business combination hold 50% or less of the combined voting power of the then outstanding securities of the surviving Person of such merger ordinarily (and apart from rights accruing under special circumstances) having the right to vote in


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

the election of directors, (iii) the replacement of a majority of the Board of WHX over any period of two years or less, from the directors who constituted the Board of WHX at the beginning of such period, and such replacement(s) shall not have been approved by the Board of WHX as constituted at the beginning of such period, (iv) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of securities of WHX representing 50% or more of the combined voting power of the then outstanding securities of WHX ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors. If an Initial Public Offering or Sale Transaction shall occur after a WHX Change of Control and the Executive shall have received or shall have the right to receive the Additional Payment (but for the 30 day payment period) then, upon an Initial Public Offering or Sale Transaction the Executive shall only be entitled to receive the Payment and Gross Up Amount as applicable. From and after the consummation of an Initial Public Offering or Sale Transaction involving WPC or WPSC, WHX, and in the case of an Initial Public Offering or a Sale Transaction involving WPSC, WPC and WHX, shall be relieved of all obligations under this Agreement (other than the obligation to make the Payment required by this Paragraph 4), with no further action required by WHX and WPC, as appropriate, to terminate its obligations hereunder. The Payment shall not preclude, set off or be in lieu of Executive's participation in any option pool created by WPC or WPSC in connection with an Initial Public Offering or Sale Transaction.

5. LONG-TERM INCENTIVE PLAN. The Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock option plan, stock award plan, omnibus stock plan, or similar incentive plan currently in existence or hereafter established by the Company, in the manner and to the same extent as the Company's other senior executive officers, such participation to include 40,000 options under the 1991 WPC Incentive and Nonqualified Stock Option Plan ("1991 Plan"), which options were granted upon the effectiveness of the Initial Employment Agreement, in accordance with the provisions of the 1991 Plan. Awards to the Executive under any such plan shall be made as provided in such plan and at such times and in such amounts as shall be determined in the sole discretion reasonably exercised of the Stock Option Committee of WHX subject to confirmation by the Board of WHX or the Compensation Committee of WHX (or the Board or Compensation Committee of WPC from and after the consummation of an Initial Public Offering or Sale Transaction of WPC or the Board or Compensation Committee of WPSC from and after the consummation of an Initial Public Offering or Sale Transaction of WPSC). Except as provided above, the Executive shall not be entitled to participate in any bonus incentive or similar plan for salaried employees of the Company and Executive's right to receive a bonus shall be exclusively determined by the provisions of Paragraph 4(b) hereof.

6. BENEFIT PLANS. During the term of his employment, the Executive shall be entitled to participate in the Company's management employee benefits and retirement plans, as they are in existence on the date of this Agreement, or as they may be amended or added hereafter, to the same extent as the Company's other senior executive officers. The Company shall be under no


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


obligation solely as a result of this Agreement to institute or continue the existence of any employee benefit plan.

7.       OTHER   BENEFITS.   The  Executive  shall  be  provided  the  following
additional benefits:

                  (a) LEASED AUTOMOBILE. A leased Buick, Oldsmobile, Mercury or comparable automobile of United States manufacture for his business and personal use. The Company shall keep such automobile adequately insured and will pay or reimburse the Executive for the cost of maintenance, repair and gasoline for such automobile.

                  (b) CLUB MEMBERSHIPS. Reimbursement of the Executive for the cost of his and his immediate family's membership in one country club, including reimbursement of a $10,000 voting transfer fee to be paid or payable by the Executive, and his membership in one business club, and for his business-related use for both clubs.

                  (c) LEGAL AND TAX ADVICE. In recognition of the Executive's need to carefully consider the terms herein, the reimbursement of Executive for reasonable legal and tax advice, sought by him relative to this Agreement, which is incurred prior to his execution of this Agreement, up to a maximum of Twenty Thousand United States Dollars ($20,000 U.S.).

                  (d) BUSINESS EXPENSE. Reimbursement of the Executive, upon proper accounting, for reasonable expenses and disbursements incurred by him in the course of the performance of his duties hereunder.

                  (e) VACATION. The Executive shall be entitled to four (4) weeks of vacation each year of this Agreement or such longer period as shall be provided to senior executives of the Company, without reduction in salary.


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



                  (f) ANNUAL PHYSICAL. The Company shall pay the cost, or reimburse Executive for any cost not covered by health insurance, of one comprehensive physical examination during each year of this Agreement.

8. SUPPLEMENTAL PENSION. As additional compensation, the Company will provide nonqualified deferred compensation to the Executive after termination of his employment. The amount of the deferred compensation will be measured solely by the cash surrender value, at the time payment of the deferred compensation is due, of one or more life insurance contracts (as defined in Internal Revenue Code ss. 7702) on the life of the Executive, purchased by or on behalf of the Company solely with the annual premiums described below. Such life insurance contracts shall provide such insurance coverage and contract terms (consistent with the premium limits described below), and shall be purchased from such one or more insurance companies, as shall be acceptable to the Executive.

         On the first business day of each calendar year during the Executive's service under this Agreement (or under the Initial Employment Agreement), the Company shall provide for the payment of total premiums, under all such life insurance contracts in the aggregate, equal to the sum of:

         1. Twenty-Five Thousand Dollars ($25,000) annual lump sum provided by the Company without reduction of the Executive's regular salary or performance bonus otherwise payable under this Agreement (or under the Initial Employment Agreement) during the calendar year.


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
         2. An additional annual amount equal to the amount, if any, by which the Executive has elected to have his regular salary, otherwise payable in cash during the calendar year, reduced for this purpose.
         3. An additional annual amount equal to the amount, if any, by which the Executive has elected to have his performance bonus (if any), otherwise payable in cash during the calendar year, reduced for this purpose.

                  The Executive shall elect in writing, no later than the end of the preceding calendar year, the specific amounts (or definite formula to determine the specific amounts) of additional premiums to be paid for in each calendar year by reduction of his regular salary or bonus payments. However, such additional premium amounts shall be limited in the aggregate (or, at the Executive's election, insurance coverage shall be augmented as necessary) so that the additional premium amount applied to any insurance contract in any calendar year is less than the amount that would cause such contract to be classified as a modified endowment contract under Internal Revenue Code Section 7702A.

         The Company or the Deferred Compensation Trust described hereinafter (the "Deferred Compensation Trust" or "Trust") shall be the sole owner of all such life insurance contracts, except that the Executive, at his election, shall have the right to designate the beneficiary of death benefits under the contracts.

         In the event of the Executive's death while the life insurance contracts are in force and owned by the Company or the Deferred Compensation Trust, the insurance companies' payment of death benefits thereunder to the Executive's designated beneficiary (the "Beneficiary") shall totally discharge the Company's obligation under this Section 8, except that the Company or the


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



Trust shall pay to such Beneficiary any salary or bonus reduction amounts elected by the Executive for the calendar year in which his death occurs to the extent that such amounts have not been paid to insurance companies as additional premiums during that calendar year.

         The Company will set aside assets in the Deferred Compensation Trust to provide for the systematic funding, during the Executive's period of active service, of the deferred compensation promised to the Executive under this Agreement. Such Deferred Compensation Trust (which may also include assets set aside to fund other similar deferred compensation obligations of the Company) shall be irrevocable except in the event of the Company's subsequent bankruptcy or insolvency, in which case the assets of the Trust shall be subject to the claims of the Company's general creditors, including the Executive. The Company intends, and the Executive acknowledges, that the Executive's rights under this Agreement shall be solely those of a general creditor of the Company, and nothing in this Agreement nor in any instruments creating the Deferred Compensation Trust nor in any life insurance contract, shall be construed to create any rights in the Executive superior to those of other general creditors of the Company.

         The Company intends that the Deferred Compensation Trust shall make all payments due under this Agreement to the Executive or his Beneficiary, to the extent the Trust is funded. The Executive acknowledges, on behalf of himself and any Beneficiary claiming under him, that the Company is absolved of any liability or responsibility for any payment due hereunder to the extent such payment shall have been duly made to the Executive (or Beneficiary, as the case may be) by the Deferred Compensation Trust.


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
         The deferred compensation provided hereunder shall be paid to the Executive in accordance with the life insurance contracts obtained pursuant to the first paragraph of this Section 8.

9.       DURATION AND TERMINATION.

                  (a) DURATION. The term of this Agreement shall commence on the date hereof and shall terminate on the third anniversary of the date hereof, except as otherwise provided herein, and shall automatically be extended for successive three-year terms unless earlier terminated pursuant to the provisions hereof, provided that the Company and the Executive shall each have the right to terminate this Agreement at the end of the initial term or any succeeding term on not less than sixty (60) days prior written notice to the other party (in which event all rights and benefits of Executive hereunder other than the supplemental pension benefit under Section 8 shall cease upon such termination's effective date). Upon the termination of this Agreement for any reason, the Executive shall be deemed to have resigned from all officer and director positions with the Company and its Existing Subsidiaries.

                  (b) TERMINATION AT ANY TIME BY COMPANY. This Agreement shall be terminable by the Company at any time for any reason, including death or Disability (as hereinafter defined) of the Executive, upon not less than 30 days' prior written notice to the Executive and all rights and benefits of the Executive hereunder (other than those arising under Section 10 hereof) shall cease, except that the Executive will have the right to receive from the Company
(i) $825,000 immediately following the date of termination (less an amount equal to the portion of the Twenty-Five Thousand ($25,000) Dollar per annum payment made pursuant to Section 8 for the calendar year in which termination of employment occurred which represents


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
the pro-rata portion of the payment for the balance of such calendar year, I.E., if the last date of employment is July 1, then Twelve Thousand and Five Hundred ($12,500) Dollars shall be deducted from the Eight Hundred Twenty-Five Thousand ($825,000) Dollars payment obligation) within thirty (30) days of delivery of the notice of termination (the "Termination Payment"), (ii) all amounts accrued but unpaid hereunder up to and including the date of termination including, without limitation, any pro rata portion of the Executive's salary or bonus remaining unpaid as of the date of termination, (iii) all of the supplemental pension benefits accrued under Section 8 and (iv) the continuation of all medical insurance provided to the Executive as contemplated by Section 6 hereof for a period of one (1) year following the termination date PROVIDED HOWEVER that the Company shall not be required to make the Termination Payment under this Section 9(b)(i), if prior to the date of termination of this Agreement by the Company pursuant to this Section 9(b), the Executive shall have previously received or shall have the right to receive (but for the passage of the 30 day payment period) the Additional Payment pursuant to Section 4(d) of the Agreement. Notwithstanding the foregoing, if the Company terminates this Agreement "for cause", then no Termination Payment shall be made to the Executive and all rights, benefits and obligations of the Executive under this Agreement shall cease, except the Executive's rights under Sections 8, 9(b)(ii), 9(b)(iii) and 10 hereof. "For cause" shall mean: (i) the Executive's willful and material breach in respect of his duties under this Agreement if such breach continues unremedied for thirty (30) days after written notice thereof from the Board of WPC, WHX or WPSC to the Executive specifying the acts constituting the breach and requesting that they be remedied; or (ii) the Executive is convicted or pleads guilty to a felony, during the employment period other than for conduct


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
undertaken in good faith in furtherance of the interests of the Company. "Disability" shall mean that due to illness, accident or other physical or mental incapacity, the Board of WPC, WHX or WPSC has in good faith determined that the Executive is unable to substantially perform his usual and customary duties under this Agreement for more than four (4) consecutive months or six (6) months in any calendar year. During any period that the Executive fails to perform his duties hereunder as a result of incapacity due to Disability prior to the Executive's termination, the Executive shall continue to receive his full base salary, together with all benefits provided in this Agreement.

                   (c) RIGHTS OF TERMINATION BY EXECUTIVE. The Executive shall have the right, by written notice to the Company, to elect to terminate this Agreement, in which event the Company shall pay to the Executive, within thirty
(30) days after the date of termination of the Executive's employment, the sum of Eight Hundred Twenty-Five Thousand Dollars ($825,000) (less an amount equal to the portion of the Twenty-Five Thousand ($25,000) Dollar per annum payment made pursuant to Section 8 for the calendar year in which termination of employment occurred which represents the pro-rata portion of the payment for the balance of such calendar year, I.E., if the last date of employment is July 1, then Twelve Thousand and Five Hundred ($12,500) Dollars shall be deducted from the Eight Hundred Twenty-Five Thousand ($825,000) Dollar payment obligation), if the Executive is (A) demoted (other than his removal as an officer or director of WHX or WPC as provided in this Agreement) or (B) no longer holds the office of Executive Vice President or Chief Financial Officer of WPSC or WPC (except as otherwise provided in this Agreement in the case of WPC). Notwithstanding the provisions of the previous sentence of this Section 9(c), in the event the Executive terminates this Agreement pursuant to this Section 9(c) and the Executive shall have previously received or shall have the right to receive the Additional Payment pursuant to Section 4(d) of this Agreement (but for the passage of the thirty (30) day payment period), then the Executive shall not receive the Eight Hundred Twenty-Five Thousand ($825,000) Dollar payment pursuant to this Section 9(c) and shall only receive the payment and benefit set forth in the next sentence of this Section 9(c). In the event that Executive makes the election referred to in Section 9(c), the Executive shall be entitled to receive from the Company the items set forth in Paragraph 9(b)(ii) through 9(b)(iv) within sixty (60) days of receipt by the Company of a written notice of Executive's election.

10. INDEMNIFICATION. The Company shall defend and hold the Executive harmless to the fullest extent permitted by applicable law and the Company's By-Laws and Certificate of Incorporation in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by the Executive of services for, or action of the Executive as, or arising by reason of the fact that the Executive is or was, a Director, officer, employee or agent of the Company or any parent, subsidiary or affiliate of the Company, or of any other person or enterprise at the Company's request. Expenses incurred by the Executive in defending a claim, action, suit, investigation or proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of any undertaking by or on behalf of the Executive to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified hereunder. The foregoing rights are not exclusive and do not limit any rights accruing to the Executive under any other agreement or contract or under applicable law.

11. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company hereunder shall run in favor and be obligations of the Company, its successors and assigns. The rights of the

Executive hereunder shall inure to the benefit of the Executive's legal representatives, executors, heirs and beneficiaries. Termination of Executive's employment shall not operate to relieve him of any remaining obligations under
Section 3 hereof. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation or otherwise) to all or a significant portion of the assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Regardless of whether such agreement is executed by a successor, this Agreement shall be binding upon any successor and assign in accordance with the operation of law and such successor and assign shall be deemed the "Company" for purposes of this Agreement.

12.      ARBITRATION OF ALL DISPUTES.

                  (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Pittsburgh, Commonwealth of Pennsylvania, by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 12. The cost of any arbitration proceeding hereunder shall be borne equally by the Company and the Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  (b) In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Company shall pay (or the Executive shall be entitled to recover from the Company, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights, including the enforcement of any arbitration award, up to $50,000 in the aggregate.

13. NOTICES. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given upon receipt if delivered by hand, sent by telecopier or courier, and three (3) days after such communication is mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, in each case addressed as follows:

                  (a) if to WHX, WPC or WPSC, as the case may be:

                           WHX Corporation
                           110 East 59th Street
                           New York, New York  10022
                           Attn:  Corporate Secretary

                           Wheeling-Pittsburgh Corporation
                           1134 Market Street
                           Wheeling, West Virginia 26003
                           Attn:  Corporate Secretary

                           Wheeling-Pittsburgh Steel Corporation

                           1134 Market Street
                           Wheeling, West Virginia 26003
                           Attn:  Corporate Secretary

                  With a copy (which shall not constitute notice) to:

                           Steven Wolosky, Esquire
                           Olshan Grundman Frome & Rosenzweig LLP
                           505 Park Avenue
                           New York, New York  10022

                  (b) if to the Executive:

                           Paul J. Mooney
                           323 Parkway Drive
                           Pittsburgh, Pennsylvania 15228

                  with a copy (which shall not constitute notice) to:

                           Dennis R. Bonessa, Esquire
                           Reed Smith Shaw & McClay
                           435 6th Avenue
                           Pittsburgh, PA  15219


Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

14. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

15. PRIOR UNDERSTANDING. This Agreement embodies the entire understanding of the parties hereto, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof, including without limitation the Initial Employment Agreement. No change, alteration or modification hereof may be made except in a writing, signed by all parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

16. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.


17. CHOICE OF LAWS. Subject to the provisions of Paragraph 12 and without regard to the effect of principles of conflicts of laws thereof, jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the Commonwealth of Pennsylvania, and this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

18. THIRD PARTY BENEFICIARY. The provisions of this Agreement as to the Company shall also be binding upon and inure to the benefit of WPSC.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                              WHEELING-PITTSBURGH STEEL CORPORATION


                              By: /s/ Paul Bucha
                                 -----------------------------------------------
                                    Name:  Paul Bucha
                                    Title: Chairman


                              WHX CORPORATION


                              By: /s/ Howard Mileaf
                                 -----------------------------------------------
                                    Name:  Howard Mileaf
                                    Title: Vice President - General Counsel


                              WHEELING-PITTSBURGH CORPORATION


                              By: /s/  James Bradley
                                 -----------------------------------------------
                                    Name:  James Bradley
                                    Title: President


                                   /s/ Paul J. Mooney
                              --------------------------------------------------
                                           Paul J. Mooney